 AMERICAN RESOURCE MANAGEMENT
NOTICE OF CONVERSION

The undersigned (the “Holder”) hereby elects to convert $_____ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of PUISSANT INDUSTRIES, INC., a Florida corporation according to the conditions of the convertible note between the Holder and American Resource Management, Inc., a Wyoming Corporation (the “Borrower”) dated as of __________ (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. Certificates representing the Common Stock will bear the following legend:

“The issuance and sale of the Common Stock represented by this certificate has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The Common Stock may not be offered for sale, sold, transferred or assigned (i) in the absence of (a) an effective registration statement for the Common Stock under the Securities Act of 1933, as amended, or (b) an opinion of counsel in a generally acceptable form, the registration is not required under said act or unless sold pursuant to Rule 144 under the Securities Act”

Name(s):
Address:
Telephone:

Date of Conversion:
Conversion Price per Share:

_____ Common Shares of PUISSANT INDUSTRIES, INC., a Florida Corporation, to be issued Pursuant to Conversion of Note Amount of Principal. The Interest Balance Due remaining Under the Note after this conversion will be paid in cash.

By:
__________________________
NAME